Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

of

KORN/FERRY INTERNATIONAL,

a Delaware corporation

(effective October 1, 2014)

i

Table of Contents

(Continued)

ii

Table of Contents

(Continued)

iii

FOURTH AMENDED AND RESTATED BYLAWS

for the regulation, except

as otherwise provided by statute or

its Certificate of Incorporation,

of

KORN/FERRY INTERNATIONAL

(effective October 1, 2014)

ARTICLE I OFFICES.

Section 1 REGISTERED OFFICE.

The registered office of the corporation in the State of Delaware shall be fixed in the Certificate of Incorporation (as defined below) of the corporation.

Section 2 PRINCIPAL EXECUTIVE OFFICE.

The corporation’s principal executive office shall be fixed and located at such place, either within or without the State of Delaware, as the Board of Directors of the corporation (the “Board”) shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

Section 3 OTHER OFFICES.

The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or the business of the corporation may from time to time require.

ARTICLE II STOCKHOLDERS.

Section 1 PLACE OF MEETINGS.

Meetings of the stockholders shall be held at the principal executive office of the corporation or at another place, if any, within or without the State of Delaware as may be designated by the Board and filed with the Secretary of the corporation.

Section 2 ANNUAL MEETINGS.

The annual meetings of the stockholders shall be held at such time, date, and place, if any, either within or without the State of Delaware, as may be fixed by the Board. At such meetings, directors shall stand for election and any other proper business may be transacted. The Board may postpone, reschedule, or cancel any annual meeting of the stockholders previously scheduled by the Board.

Section 3 BUSINESS WHICH MAY BE CONDUCTED AT MEETINGS OF THE STOCKHOLDERS.

(a) Annual Meetings of the Stockholders.

(i)	Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of stockholders.

(ii)

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business, other than the nominations of persons for election to the Board, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business (as defined in paragraph (c)(ii) of this Section 3) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in paragraph (c)(ii) of this Section 3) of the date of such meeting is first made by the corporation). In no event shall an adjournment, recess, or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this paragraph (a)(ii), the corporation may require each such person to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such person to serve as a director of the corporation, including information relevant to a determination whether such person can be considered an independent director, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of stock of the corporation which are owned of record by such stockholder and such beneficial owner, and a representation that the stockholder will notify the corporation in writing within 5 business days after the record date for such meeting of the class and number of shares of stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in paragraph (a)(iv) of this Section 3), and (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is proposed or the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”) (1) the class and number of shares of stock of the corporation which are beneficially owned (as defined in paragraph (c)(ii) of this Section 3) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within 5 business days after the record date for such meeting of the class and number of shares of stock of the corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting (except as otherwise provided in paragraph (a)(iv) of this Section 3), (2) a description of any agreement, arrangement, or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner, or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the corporation in writing within 5 business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in paragraph (a)(iv) of this Section 3), (3) a description of any agreement, arrangement, or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock, or maintain, increase, or decrease the voting power of the stockholder, beneficial owner, or control person with respect to securities of the corporation, and a representation that the stockholder will notify the corporation in writing within 5 business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in paragraph (a)(iv) of this Section 3), and (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (x) to solicit proxies from stockholders in support of such proposal or nomination, and/or (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to approve or adopt the proposal.

(iii)	Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of the corporation at the annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 10 days prior to the last day a stockholder may deliver a notice in accordance with paragraph (a)(ii) of this Section 3, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(iv)	Notwithstanding anything in paragraphs (a) and (b) of this Section 3 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 3 shall set forth a representation that the stockholder will notify the corporation in writing within 5 business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (C)(2) and (D)(1) – (3) of paragraph (a)(ii) of this Section 3, and such information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board, or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3. In the event the corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this paragraph shall be delivered to the Secretary at the principal executive office of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess, or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i)

Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to be elected at an annual or special meeting of the stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Board, the Chair of the Board, or the chair of the meeting, shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (D)(4) of paragraph (a)(ii) of this Section 3), and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder does not provide the information required under clauses (C)(2) and (D)(1) – (3) of paragraph (a)(ii) of this Section 3 to the corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii)	For purposes of this Section 3, the “close of business” shall mean 6:00 p.m. local time at the principal executive office of the corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act. For purposes of clause (D)(1) of paragraph (a)(ii) of this Section 3, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement, or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii)	Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation of the corporation, including any certificate of designations relating to any series of Preferred Stock, as any such documents may be amended and restated from time to time (collectively, the “Certificate of Incorporation”).

Section 4 SPECIAL MEETINGS.

Special meetings of the stockholders may be called only by the Board, the Chair of the Board, the Chief Executive Officer, or the President, and may not be called by any other person or persons. Subject to the provisions of applicable law, only such business shall be considered at a special meeting of the stockholders as shall have been stated in the notice for such meeting. The Board may postpone, reschedule, or cancel any special meeting of the stockholders previously scheduled pursuant to this Section 4.

Section 5 NOTICE OF ANNUAL OR SPECIAL MEETINGS.

(a) Time Periods. Notice of each annual or special meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice shall state the place, if any, date, and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders may be deemed present in person or represented by proxy and vote at the meeting, and (i) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders (but, subject to Section 3 of this Article II and the provisions of applicable law, any other matters properly brought may be presented at the meeting for action), or (ii) in the case of a special meeting, the purpose or purposes for which the meeting was called. The notice of any meeting at which directors are to stand for election shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

(b) Method. Notice of a stockholders’ meeting shall be given (i) in writing, (ii) by United States mail, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, or (iii) by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware.

Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or delivered to a common carrier for transmission. Notice by electronic transmission shall be deemed given as provided in Section 232 of the Corporation Law of the State of Delaware. An affidavit that notice has been given, executed by the Secretary, any Assistant Secretary or any transfer agent or other agent of the corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the General Corporation Law of the State of Delaware.

Section 6 QUORUM—REQUIRED VOTES.

Except as otherwise provided by law, the Certificate of Incorporation, or these bylaws, at each meeting of the stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chair of the meeting, or the stockholders so present, by a majority in voting power thereof, may adjourn the meeting from time to time in the manner provided in Section 7 of this Article II until a quorum shall attend. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 7 ADJOURNED OR RECESSED MEETINGS AND NOTICE THEREOF.

Any meeting of the stockholders, annual or special, may be adjourned or recessed for any reason from time to time by the chair of the meeting, subject to any rules and regulations adopted by the Board pursuant to Section 12 of this Article II, and may be adjourned for any reason from time to time by the stockholders so present, by a majority in voting power thereof. Notice need not be given of any adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9 of this Article II and notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8 VOTING.

Except as otherwise provided by law, the stockholders entitled to notice of any meeting or to vote at any such meeting shall be only those persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 9 of this Article II.

Voting at meetings of the stockholders need not be by written ballot. At any meeting of the stockholders for the election of directors, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 8, an “uncontested election” means any meeting of the stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 3 of this Article II, or (b) such a notice has been submitted, and on or before the 5th business day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been (i) withdrawn in writing to the Secretary of the corporation, (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board (or a committee thereof) pursuant to Section 3 of this Article II, or if challenged in court, by a final court order, or (iii) determined by the Board (or a committee thereof) not to create a bona fide election contest.

All other matters shall, unless otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 9 RECORD DATE.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date (a) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting, which shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination, and (b) subject to Section 14 of this Article II, in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) subject to Section 14 of this Article II, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 10 PROXIES.

Each stockholder entitled to vote for directors, or on any other matter, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering a revocation of the proxy or a proxy bearing a later date to the Secretary of the corporation.

A proxy validly delivered to the corporation shall mean any written authorization which is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems), which is authorized by a stockholder or the stockholder’s attorney in fact, which gives another person or persons power to vote with respect to the shares of such stockholder. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 10 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11 INSPECTORS OF ELECTION.

(a) Appointment of Inspectors. In advance of any meeting of the stockholders, the Board shall appoint inspectors of election to act at such meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chair of the meeting may, and on the request of any stockholder or stockholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders’ proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

(b) Duties of Inspectors. The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes and ballots; counting and tabulating all votes and ballots; certifying the results; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors, the decision, act or certificate of a majority is in all respects the decision, act or certificate of all. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Section 12 CONDUCT OF MEETING.

(a) Chair of Meeting. The Chair of the Board shall preside at all meetings of the stockholders, or, in his or her absence, another person designated by the Board. The chair of the meeting shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure. Without limiting the generality of the foregoing, the chair of the meeting shall have all of the powers usually vested in the chair of a meeting of stockholders, in addition to specific powers relating to the matters addressed in paragraph (b) of this Section 12.

(b) Organization. The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chair, are necessary, appropriate, or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board or by the chair of the meeting, may include without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, and such other persons as the chair of the meeting shall permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants, (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any), and (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board, the chair of the meeting may convene and, for any or no reason, from time to time, adjourn, and/or recess any meeting of stockholders pursuant to Section 7 of this Article II. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 3 of this Article II, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 3 of this Article II), and if such chair should so declare, such nomination shall be disregarded or such other business shall not be transacted. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(c) Meetings by Remote Communications. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders not physically present or represented by proxy at a meeting of stockholders may, by means of remote communication (i) participate in a meeting of stockholders, and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or a person representing a stockholder by proxy, (B) the corporation shall implement reasonable measures to provide such stockholders and persons representing stockholders by proxy a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or person representing a stockholder by proxy votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 13 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The Secretary of the corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, provided that nothing in this Section 13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, or the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 14 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

(a) Pursuant to the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders duly called in accordance with the Certificate of Incorporation or these bylaws, may be effected by written consent of the stockholders in lieu of a meeting only if the action to be effected by written consent of the stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board, and only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and if evidence of such instruction or provision is provided to the corporation, such later effective time shall serve as the date of signature so long as such person did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in paragraph (c) of this Section 14.

(c) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent in writing without a meeting shall, by written notice to the Secretary of the corporation, request that the Board approve the action to be effected by written consent of the stockholders and the taking of such action by such written consent. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, decide whether to grant such approval. Following the receipt of such approval, the stockholder shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which the request for a record date is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with paragraphs (a) and (b) of this Section 14. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(d) Within 5 business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in this Section 14, the corporation, shall retain nationally recognized independent inspectors of elections for the purposes of performing a review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the corporation.

(e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders to the corporation’s registered office in the State of Delaware, or principal place of business, or to the Secretary of the corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the corporation’s registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the corporation shall cause the consents to be delivered promptly to the inspectors of election. The corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody, or control as of the time of receipt of the consents.

(f) The corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

(g) This Section 14 shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

ARTICLE III DIRECTORS.

Section 1 POWERS.

Subject to limitations of the Certificate of Incorporation, of these bylaws, and of the General Corporation Law of the State of Delaware relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed by or under the direction of the Board and it shall have the final authority in matters of strategy and policy matters for the corporation.

The Board may delegate management duties for the operation of the business of the corporation to those persons to whom authority is properly delegated by the Board, including officers of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these bylaws

(a) To select and remove officers (in accordance with the provisions of these bylaws), prescribe the powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation, or these bylaws, and fix their compensation.

(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation, or these bylaws, as the Board may deem best.

(c) To adopt, alter, amend, and repeal these bylaws from time to time as the Board may deem best.

(d) To adopt, make, and use a corporate seal, and to prescribe the forms of any certificates of stock, and to alter the form of such seal and of such certificates from time to time as the Board may deem best.

(e) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

(g) To adopt such rules and regulations for the conduct of its meetings as the Board may deem best.

Section 2 NUMBER OF DIRECTORS.

The authorized number of directors shall be as set forth in the Certificate of Incorporation. The Board shall fix the exact number of directors by resolution duly adopted by the Board.

Section 3 NOMINATION, ELECTION, QUALIFICATION AND TERM OF OFFICE.

(a) Eligibility for Election as Director. Only persons who are nominated by, or at the direction of the Board, or by a stockholder who has given timely written notice to the Secretary of the corporation in accordance with Section 3 of Article II of these bylaws, will be eligible for election as directors of the corporation.

(b) Meetings at which Directors May Be Elected. The directors shall stand for election at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders called for that purpose.

(c) Qualified Directors. For a person to be qualified to serve as a director of the corporation, such person need not be an employee or stockholder of the corporation during his or her directorship.

(d) Length of Term for Directors. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

(e) Removal of Directors. Any director, or the entire Board, may be removed with our without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

Section 4 VACANCIES.

Any director may resign, to be effective upon delivery, by giving notice in writing or by electronic transmission to the Board or to the Chair of the Board, President, or Secretary of the corporation, unless the notice specifies a later time for the effectiveness of such resignation or an effective time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time or upon the happening of a future event or events, a successor may be elected to take office when the resignation becomes effective.

Any newly-created directorship resulting from an increase in the authorized number of directors or any vacancies in the Board occurring by reason of death, resignation, retirement, disqualification, or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5 PLACE OF MEETING.

Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

Section 6 REGULAR MEETINGS.

The Board shall hold a regular meeting annually or at such other intervals as the Board deems appropriate for the purpose of organization, election of officers and the transaction of other business.

Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 7 SPECIAL MEETINGS.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair, the Chief Executive Officer, the President, the Secretary of the corporation, or by a majority of the directors then in office.

Special meetings of the Board shall be held upon four days’ written notice or at least twenty-four hours’ notice given personally or by telephone or electronic transmission, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means of communication. Any written notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8 QUORUM.

A majority of the total number of directors then authorized constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation.

Section 9 PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT.

Members of the Board, or any committee thereof, may participate in a meeting through the use of conference telephones, electronic video screen equipment, or other similar communications equipment. Participation in such a meeting shall constitute presence in person at that meeting by a member of the Board if all of the following apply

(i)	each member participating in the meeting can hear and communicate with all of the other members concurrently,

(ii)	each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation, and

(iii)	the corporation is able to verify both of the following (x) a person participating in the meeting is a director or other person entitled to participate in the Board meeting, and (y) all actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

Section 10 WAIVER OF NOTICE.

Notice of a meeting need not be given to any director who signs, or provides by electronic transmission, a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11 ADJOURNMENT.

A majority of the directors present, whether or not a quorum is present, or the chair of the meeting may adjourn any directors’ meeting to another time and place.

Section 12 FEES AND COMPENSATION.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. The corporation shall not compensate directors who are also employees of the corporation.

Section 13 ACTION WITHOUT MEETING.

Any action required or permitted to be taken by the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee shall consent in writing or by electronic transmission to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board or committee and shall be filed with the minutes of the proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 14 RIGHTS OF INSPECTION.

Every director shall have the right at any reasonable time to examine the corporation’s stock ledger, a list of the stockholders of the corporation, and the corporation’s other books and records for any purpose reasonably related to such director’s position as a director.

Section 15 COMMITTEES.

The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees such powers and authority of the Board as determined by the Board, except no such committee shall have power or authority in reference to the following

(a) Approving, adopting or recommending to the stockholders any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval, or

(b) Adopting, altering, amending, or repealing these bylaws or any of them.

Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the total number of directors then authorized and any such committee may be designated by such name as the Board shall specify. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Alternate members of a committee may replace any absent member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other action of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

Section 16 CHAIR OF THE BOARD.

The Board shall elect one of its members to be Chair of the Board and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. The Chair of the Board shall preside at all meetings of stockholders and directors, and shall perform such other and further duties as may from time to time be required by the Board. If the Chair of the Board is not present at a meeting of the Board, another director chosen by the Board shall preside.

ARTICLE IV OFFICERS.

Section 1 OFFICERS.

The senior officers of the corporation shall be a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, and a Secretary. The corporation may also have, at the discretion of the Board, a President, a Chief Administrative Officer, one or more Vice Presidents, one or more Assistant Secretaries, Treasurers, Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article IV.

Section 2 ELECTION OR APPOINTMENT.

The senior officers of the corporation shall be elected by the Board annually or at such other intervals as the Board deems appropriate. In addition, other officers may be elected or appointed in accordance with the provisions of Section 5 of this Article IV. All officers, whether elected or appointed, shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

The Board may elect, and may empower the Chief Executive Officer to appoint, such other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period and shall have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 3 ELECTED SENIOR OFFICERS.

The elected senior officers of the corporation shall have those positions and those duties named below in this Section 3. Further, in each case, the named officer also shall have the general powers and duties of governance or management usually vested in that office and such other powers and duties as may be prescribed by the Board.

The Chief Executive Officer shall be the senior executive officer of the corporation. The President, if any, shall have the general powers and duties of management of the corporation. The Chief Operating Officer shall have the general powers and duties to carry out general administrative and financial management of the corporation.

The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these bylaws of the corporation at the principal executive office or such other place as the Board may order.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, and, if such shares are represented by certificates, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Chief Executive Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them.

The Chief Financial Officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation in depositaries of the corporation. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the Board, the Chief Executive Officer or the President, shall render to the Chief Executive Officer, the President, and the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President.

Section 4 REMOVAL AND RESIGNATION.

Any officer elected by the Board may be removed only by the Board, either with or without cause, at any time. In the case of an officer not elected by the Board, such an officer may be removed by another officer upon whom such power of removal may be conferred by the Board. Any removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving notice to the corporation in writing or by electronic transmission, subject to the rights of the corporation under any contract between the corporation and the officer. Any such resignation shall take effect at the date of delivery of such notice or at any later time specified therein, including upon the happening of a future event or events, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5 VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

ARTICLE V OTHER PROVISIONS.

Section 1 INSPECTION OF BYLAWS.

The corporation shall keep in its principal executive office in the State of California, or if its principal executive office is not in such State at its principal business office in such State, the original or a copy of these bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during office hours. If the principal executive office of the corporation is located outside the State of California and the corporation has no principal business office in such state, it shall upon the written request of any stockholder furnish to such stockholder a copy of these bylaws as amended to date.

Section 2 ENDORSEMENT OF DOCUMENTS; CONTRACTS.

Subject to the provisions of applicable law unless otherwise specifically determined by the Board or pursuant to authority delegated by the Board, any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument in writing and any assignment or endorsements thereat executed or entered into between the corporation and any other person, may be signed by (a) any two of the Chief Executive Officer, the President, the Chief Financial Officer, and the General Counsel, or (b) any Executive Vice President, any senior vice president, the Secretary, any Assistant Secretary, or any Assistant Treasurer of the corporation, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions, and when so signed shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board or pursuant to authority delegated by the Board, and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or amount.

Section 3 CERTIFICATES OF STOCK.

The shares of the corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of shares of the corporation represented by certificates shall be entitled to have a certificate signed in the name of the corporation by the Chair of the Board, or the Chief Executive Officer, the President, or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number of shares and the class or series of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Except as provided in this Section 3, no new share certificate or uncertificated shares shall be issued in lieu of any certificate theretofore issued by the corporation unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate or uncertificated shares in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

Any officer or officers authorized by the Board are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 5 ELECTION OF FISCAL YEAR.

The Fiscal Year of the corporation shall be fixed by resolution of the Board.

Section 6 CONSTRUCTION AND DEFINITIONS.

Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws.

Section 7 AMENDMENTS.

These bylaws may be altered, amended, or repealed either by the approval of 66 and 2/3 percent of the voting power of the shares of stock of the corporation entitled to vote on such action or, subject to the provisions of the General Corporation Law of the State of Delaware, by the approval of the Board.

Section 8 EMERGENCY BYLAWS.

In the event of any emergency, disaster, or catastrophe, as referred to in Section 110 of the General Corporation Law of the State of Delaware, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE VI INDEMNIFICATION.

Section 1 RIGHT TO INDEMNIFICATION.

The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether of a civil, criminal, administrative, investigative, or other nature (a “proceeding”), by reason of the fact that he or she, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the corporation shall be required to indemnify or advance expenses to an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

Section 2 PREPAYMENT OF EXPENSES.

The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, a payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 3 CLAIMS.

If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 60 days after a written claim for indemnification or 20 days after a written claim for advancement by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4 NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of a certificate of incorporation, bylaws, agreement, or vote of the stockholders or disinterested directors or otherwise.

Section 5 OTHER SOURCES.

The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, non-profit entity, or other enterprise shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, non-profit entity, or other enterprise.

Section 6 AMENDMENT OR REPEAL.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7 NATURE OF RIGHTS; SEVERABILITY.

The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the corporation provide protection to the indemnitee to the fullest enforceable extent.

Section 8 OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES.

This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.